UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 5, 2013

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In connection with the previously disclosed settlement of litigation with T-Bird Nevada, LLC and its affiliates (collectively, “T-Bird”), which include the franchisees of 56 Outback Steakhouse restaurants in California, T-Bird has a right (referred to as the “Put Right”), which would require Bloomin’ Brands, Inc. (the “Company”) to purchase for cash all of the ownership interests in the T-Bird entities that own Outback Steakhouse restaurants and rights under the development agreement with T-Bird.

The Put Right was exercised by T-Bird on August 5, 2013 (the “Put Notice”). The closing of the purchase pursuant to the Put Right (the “Closing”) is scheduled to occur on November 29, 2013, the last business day of the third calendar month following the month in which the Put Notice was given. The Closing is subject to certain conditions and regulatory approvals, including the negotiation of a transaction agreement reasonably acceptable to the parties, the absence of dissenters' rights being exercised by the equity owners above a specified level and compliance with the Company’s debt agreements. In addition, T-Bird is entitled to revoke the Put Notice at any time prior to the closing. T-Bird’s Put Right will terminate upon such revocation.

Pursuant to the Put Right, the Company will pay a purchase price equal to a multiple of the T-Bird entities’ adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) for the 12 months ending October 31, 2013. The multiple is equal to 75% of the Company’s per share adjusted EBITDA multiple. The Company’s per share adjusted EBITDA multiple will be calculated by dividing the Company’s weighted average closing price of its common stock for the month of October 2013 by the Company’s per share EBITDA, adjusted for certain non-recurring items, for the 12 months ending October 31, 2013.

The purchase price will be reduced by a $15.0 million holdback for renovations of the 56 Outback Steakhouse restaurants to bring the restaurants to current system standards. If the cost of the renovations exceeds $15.0 million, the T-Bird entities are not responsible for the excess costs. If the cost of the renovations is less than $15.0 million, the Company is obligated to refund the difference to the T-Bird entities. Based on preliminary assessments, the Company expects the cost of the renovations will exceed $15.0 million.

By way of illustration, if the transaction had closed July 31, 2013, the purchase price multiple would have been 6.0x calculated in the following manner. For the 12 months ended June 30, 2013, the Company’s per share adjusted EBITDA multiple was approximately 8.0x, determined by dividing the Company’s weighted average closing common stock price for the month of June 2013 by the Company’s per share adjusted EBITDA for the 12 months ending June 30, 2013. The multiple for the purchase price would have been approximately 6.0x, or 75% of the Company’s 8.0x multiple. The purchase price would then be reduced by the renovation holdback and adjusted for certain other items.

As calculated using the Company’s June 2013 common stock closing prices, the Company estimates the purchase price, prior to reduction of the $15.0 million renovation holdback and other adjustments, would range from $115.0 million to $125.0 million. The cash purchase price paid to T-Bird, after reduction of the renovation holdback and other adjustments, will be net of any assumed liabilities of T-Bird.

Under the provisions of generally accepted accounting principles in the United States (“U.S. GAAP”), the transaction will be accounted for using the acquisition method of accounting for business combinations as of the closing date. Under the acquisition method, the Company will record, at fair value, the acquired assets and assumed liabilities of the T-Bird entities as of the date of the Closing. To the extent the total purchase price exceeds the fair value of net tangible and identifiable intangible assets acquired, including reacquired franchise rights, the Company will record goodwill.

The Company does not expect the transaction to have a meaningful U.S. GAAP earnings per share impact over the next three years due primarily to the amortization expense associated with reacquired franchise rights and other intangible assets. The Company expects the transaction to be accretive to EBITDA. These assumptions include the impact of forgoing further prepayments on the Company's senior secured facilities in 2013.

The Company has a one-time right to reject the exercise of the Put Right if the transaction would be dilutive to the Company’s consolidated earnings per share, which is not expected based on preliminary estimates. In such event, the Put Right is extended until the first anniversary of the Company’s notice to the T-Bird entities of such rejection. If the weighted average closing price of the Company’s common stock during October 2013 is less than $19.89, the T-Bird entities will have a one-time right to delay the closing for two months. If the closing date is delayed, the T-Bird entities multiple will be calculated based on the weighted average closing price of the Company’s common stock during the calendar month immediately prior to the month of the newly scheduled closing date.

Statements contained herein that are not based on historical facts are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements are identified by the use of words such as “believes,” “estimates,” “expects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company's forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that T-Bird may revoke its exercise of the Put Right or exercise its right to delay the closing; the possibility that the Company may reject the exercise of the Put Right if the transaction would be dilutive to its consolidated earnings per share; the possibility the parties are unable to agree on a transaction agreement or that one or more conditions to closing will not be satisfied; the possibility that the actual purchase price will vary materially from the Company's expectations or that the impact on the Company's reported earnings will vary from its estimates due to, among other things, the application of purchase accounting or the performance of the T-Bird restaurants. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: August 8, 2013	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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